Exhibit 4.15

ISSUING AND PAYING AGENCY AGREEMENT

THIS ISSUING AND PAYING AGENCY AGREEMENT, dated as of November 15, 2009 (the “Agreement”), is made by and between ENOGEX LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), and UMB BANK, N.A., a national banking association duly organized and existing under the laws of the United States, as issuing and paying agent (the “Issuing Agent”).  Terms used and not defined herein but defined in the Notes (as hereinafter defined) have the meanings set forth in the Notes.

WITNESSETH:

SECTION 1.  Appointment of Agent.  The Issuer proposes to issue its 6.25% Senior Notes due 2020 (the “Notes”), initially in the aggregate principal amount of $250,000,000.  As provided in Section 11 below, the series of Notes may be reopened and additional notes in excess of $250,000,000 may be issued.  The Issuer and J.P. Morgan Securities Inc., Mitsubishi UFJ Securities (USA), Inc., Wells Fargo Securities, LLC, BNY Mellon Capital Markets, LLC, U.S. Bancorp Investments, Inc., KeyBanc Capital Markets Inc. and BOSC, Inc. (collectively, the “Initial Purchasers”) have entered into a Purchase Agreement dated as of November 10, 2009, relating to the sale and purchase of the Notes.  The Issuer hereby appoints the Issuing Agent to act, on the terms and conditions specified herein, as issuing and paying agent for the Notes.

SECTION 2.  Note Form; Terms; Execution.  The Notes shall be in substantially the form of Exhibit A hereto.  The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and shall be redeemable by the Issuer prior to maturity as provided in the form of Note and shall bear interest as provided in the form of Note.  Each Note shall be executed by the manual or facsimile signature of an Authorized Representative (as defined in Section 3 hereof) of the Issuer and shall be authenticated by the Issuing Agent.

SECTION 3.  Authorized Representatives.  From time to time, the Issuer will furnish the Issuing Agent with a certificate of the Issuer certifying the incumbency and specimen signatures of the Issuer’s officers authorized to execute Notes on behalf of the Issuer by manual or facsimile signature (an “Authorized Representative”).  Until the Issuing Agent receives a subsequent incumbency certificate of the Issuer, the Issuing Agent shall be entitled to rely on the last such certificate delivered to it for purposes of determining the Authorized Representatives.  The Issuing Agent shall have no responsibility to the Issuer to determine by whom or by what means a facsimile signature may have been affixed on the Notes, or to determine whether any facsimile or manual signature is genuine.  Any Note bearing the manual or facsimile signature of a person who is an Authorized Representative on the date such signature is affixed shall bind the Issuer after the completion and authentication thereof by the Issuing Agent, notwithstanding that such person shall have ceased to hold office on the date such Note is completed, authenticated and delivered by the Issuing Agent.

SECTION 4.  Issuance Instructions; Completion, Authentication and Delivery of Notes.  Prior to the original issuance of the Notes, the Authorized Representative shall give written issuance instructions (the “Issuance Instructions”) to the Issuing Agent directing that the Issuing Agent issue and authenticate the Notes.  The Issuing Agent shall have no duty to issue Notes in the absence of the Issuance Instructions.  The Issuance Instructions shall include the: (a) names and addresses of the persons in whose name the Note shall be registered (each, a “Registered Holder”) and the addresses for payment, if different; (b) taxpayer identification number of each Registered Holder; (c) Principal Amount, Stated Maturity Date, Interest Rate, Original Issue Date and delivery instructions.  The Issuing Agent shall deliver the Notes on the Original Issuance Date in accordance with the Issuance Instructions.

SECTION 5.  Issuer’s Representations and Warranties.  The Issuance Instructions shall constitute the Issuer’s representation and warranty to the Issuing Agent that the issuance and delivery of the Notes have been duly and validly authorized by the Issuer and that the Notes, when completed, authenticated and delivered pursuant hereto, will constitute the legal, valid and binding obligations of the Issuer.

SECTION 6.  Payment of Note Interest; Interest Payment Dates; Record Dates; Interest Rights.

(a)           Interest payments on the Notes will be made semiannually on March 15 and September 15 of each year, commencing March 15, 2010, and upon redemption or at maturity.  All such interest payments (other than interest due upon redemption or at maturity) will be made to the persons who are the Registered Holders at the close of business on the fifteenth day (whether or not a Business Day) immediately preceding each such Interest Payment Date (each a “Regular Record Date”), provided, however, that interest payable upon redemption or at maturity will be payable to the person to whom the principal is payable.  Notwithstanding the foregoing, if the Original Issue Date or date of transfer, exchange or substitution of any Note occurs either on an Interest Payment Date or between a Regular Record Date and the next succeeding Interest Payment Date, the first payment of interest on any such Note will be made on the Interest Payment Date next following the next succeeding Regular Record Date to the person who is the Registered Holder on such next succeeding Regular Record Date.  If an Interest Payment Date, maturity or redemption date would fall on a day that is not a Business Day, the Interest Payment Date, maturity or redemption date will be the next succeeding Business Day.  Interest on a Note will accrue from, and including, the Original Issue Date or from, and including, the most recent date to which interest has been paid or duly provided for with respect to that Note.  Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

Payment of principal of, and premium, if any, and interest on any Notes issued in the form of Global Notes (as defined below) will be made by the Issuer through the Issuing Agent to The Depository Trust Company (“DTC”) or any successor securities depositary.  Interest on any Notes that are in certificated form will be paid by check mailed to the Registered Holder at that Registered Holder’s address as it appears in the register for the Notes maintained by the Issuing Agent; provided, however, a Registered Holder of $10,000,000 or more in aggregate principal amount of Notes will be entitled to receive payments of interest by wire transfer to a bank within the continental United States, if appropriate wire transfer instructions have been received by the Issuing Agent on or prior to the applicable Regular Record Date.  Such wire instructions, upon receipt by the Issuing Agent, shall remain in effect until revoked by such Registered Holder.  The principal, interest at maturity and premium, if any, on Notes in certificated form will be payable in immediately available funds at the office of the Issuing Agent upon presentation of the Notes.  If required by law, the Issuing Agent will withhold any taxes or other governmental charges on any payment made in connection with the Notes.

(b)           Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the person who is the Registered Holder on the relevant Regular Record Date by virtue of having been such Registered Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (i) or (ii) below:

(i)           The Issuer may elect to make payment of any Defaulted Interest to the persons who are the Registered Holders of the Notes to which the Defaulted Interest relates (“Defaulted Notes”) (or their respective predecessor Notes) at the close of business on a special record date for the payment of such Defaulted Interest, which special record date shall be fixed in the following manner.  The Issuer shall notify the Issuing Agent in writing of the amount of Defaulted Interest proposed to be paid on each of the Defaulted Notes and the date of the proposed payment, and at the same time the Issuer shall deposit with the Issuing Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Issuing Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of those entitled to such Defaulted Interest as in this clause provided.  Thereupon the Issuing Agent shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Issuing Agent of the notice of the proposed payment.  The Issuing Agent shall promptly notify the Issuer of such special record date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Registered Holder of Defaulted Notes as of the special record date at the address as it appears in the Note Register, not less than 10 days prior to such special record date.  Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to those in whose names the Defaulted Notes (or their respective predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to following clause (ii).

(ii)           The Issuer may make payment of any Defaulted Interest on the Defaulted Notes in any other lawful manner not inconsistent with the requirements of any securities exchange which maintains a system for the trading of restricted securities and through which the Notes are so traded, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Issuing Agent of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Issuing Agent.  Subject to the foregoing provisions of this Section, each Note authenticated and delivered under this Agreement upon registration of transfer or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 7.  Payment of Note Principal.  The Issuing Agent will pay to the Registered Holder in immediately available funds the principal amount of each Note on the redemption date, if any, or at maturity, together with accrued interest, if any, and premium, if any, due upon redemption or at maturity, only upon presentation and surrender of such Note on or after the redemption date or maturity date thereof, as the case may be, at the offices of the Issuing Agent located at the address listed in Section 23(b)(ii) hereof, or at such other address of the Issuing Agent or the office or agency of such other paying agent as the Issuer shall designate in the Borough of Manhattan, New York City, in writing to the Registered Holder of such Note.  The Issuing Agent will forthwith cancel each such Note and promptly forward same in due course to the Issuer.

SECTION 8.  Other Information Regarding the Notes.  On any day on which Notes are issued, redeemed or mature, the Issuing Agent shall prepare and forward to the Issuer as of the close of business on such day a written statement indicating by Note number and principal amount of the Notes issued on such day and the aggregate principal amount of the Notes outstanding at the close of business on such day.

SECTION 9.  Deposit of Funds.  The Issuer shall deposit with the Issuing Agent not later than 10:00 a.m. New York City time on each Interest Payment Date funds available for payment on such Interest Payment Date in an amount sufficient to pay all interest due on the Notes on such Interest Payment Date and shall deposit with the Issuing Agent not later than 10:00 a.m. New York City time on each redemption date or maturity date of any Note funds available for payment on such Interest Payment Date in an amount sufficient to pay the principal of, premium, if any, and accrued interest, if any, on any such Note to, but excluding, the redemption date or maturity date, as the case may be.  If there is deposited with the Issuing and Paying Agent as trust funds, for the purpose hereinafter stated, an amount, in cash or in U.S. Government Securities sufficient to pay and discharge the principal of and premium and interest, if any, on the Notes, as and when the same become due and payable, including upon any redemption prior to maturity, the Issuer will be deemed to have satisfied and discharged the Notes.  Notwithstanding the foregoing, if the Notes are to be redeemed prior to their maturity as contemplated by Section 10 hereof, such Notes will not be deemed satisfied and discharged until such Notes have been irrevocably called or designated for redemption on a date when such Notes may be called for redemption and proper notice of redemption has been given in accordance with the terms of the Notes or the Issuer has given the Issuing and Paying Agent irrevocable instructions to give such notice of redemption.

SECTION 10.  Optional Redemption.  The Notes shall be subject to redemption at the option of the Issuer as provided in the form of Note attached hereto as Exhibit A.  In the event that the Issuer elects to redeem Notes, in whole or in part, the Issuer shall give written notice to the Issuing Agent of the principal amount of Notes to be so redeemed not less than 45 days or more than 60 days prior to the redemption date, which notice shall also specify the redemption date and applicable redemption price or the method of determining the same.  The Issuing Agent shall cause notice of redemption to be given not less than 30 or more than 60 days prior to the redemption date in the name, and at the expense, of the Issuer in the manner provided in the Note.  Whenever less than all the Notes outstanding are to be redeemed, the Notes to be so redeemed shall be selected by the Issuing Agent, by lot or in any usual manner approved by it.

SECTION 11.  Reopening of Notes.  The Notes may be reopened and additional Notes may be issued in excess of the limitation set forth in Section 1, provided that such additional Notes will contain the same terms (including the maturity date and interest payment terms) as the other Notes.  Any such additional Notes, together with the other Notes, shall constitute a single series for purposes of this Agreement.

SECTION 12.  Note Register; Registration, Transfer, Exchange; Persons Deemed Owners.

(a)           It is understood that the Note Register (as hereinafter defined) shall be maintained by such method as the Issuer and the Issuing Agent shall mutually agree.  The term “Note Register” shall mean the definitive record in which shall be recorded the names, addresses, addresses for payment and taxpayer identification numbers of the Registered Holders, the Note numbers and Original Issue Date thereof and details with respect to the issuance, transfer and exchange of Notes, as appropriate.

(b)           Upon the presentation of a Note for registration of transfer, the Issuing Agent shall register the transfer of such Note if such Note is to be transferred:

(i)            to the Issuer or any of the Issuer’s subsidiaries;

(ii)           for so long as the Notes are eligible for resale pursuant to Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a person whom the seller reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A) that purchases for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A;

(iii)          pursuant to offers and sales to persons other than “U.S. persons,” as that term is defined in Rule 902 of Regulation S under the Securities Act (“Regulation S”), that occur outside the United States in accordance with Regulation S;

(iv)          pursuant to a registration statement that has been declared effective under the Securities Act; or

(v)           pursuant to any other available exemption from the registration requirements of the Securities Act,

subject, in each of the foregoing cases, to any requirement of law that the disposition of property or the property of such investor account or accounts be at all times within its or their control and, in each case, in compliance with applicable securities laws of any U.S. state or any other applicable jurisdiction.  The Issuer and the Issuing Agent, as the case may be, reserve the right prior to any offer, sale or other transfer of such a Note described in clause (ii), (iii) or (v) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuer and the Issuing Agent, as the case may be, including, among other things, requiring the holder and the prospective purchaser or transferee to complete the Certificate of Transfer on the reverse of such Note or a duly completed Bond Power substantially in the form attached hereto as Exhibit B (the “Bond Power”) to advise the Issuing Agent of the basis for such transfer and the availability of the exemption from registration provided thereby; provided that a Certificate of Transfer or Bond Power shall not be required in the case of any Note in certificated form from which the restrictive legend originally set forth on the face thereof (or on the face of one or more predecessor Notes) has been removed with the consent of the Issuer in accordance with the procedures set forth in this Agreement.  In registering the transfer of any Notes pursuant to this

Section 12(b) or Section 12(h), the Issuing Agent shall be entitled to rely without further investigation on a duly completed Bond Power or such other certificate or instrument of transfer that the Issuer has advised the Issuing Agent is acceptable to the Issuer.

With respect to any transfer of interests in a Note described in clause (iii) above on or prior to the 40th day after the later of the commencement of the offering of the Notes and the date of the initial issuance of the Notes, if the Note is being transferred to a holder described in clause (ii) above, the Issuing Agent will require written certification from the transferee or transferor, as the case may be, (in the form of the Bond Power) to the effect that (i) such transferee is purchasing the Notes for its own account or for accounts as to which it exercises sole investment discretion and that it and, if applicable, each account is a qualified institutional buyer within the meaning of Rule 144A, in each case, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction or (ii) the transferor did not purchase the Notes as part of the initial distribution thereof and the transfer is being effected pursuant to and in accordance with an applicable exemption from the registration requirements of the Securities Act and the transferor has delivered to the Issuing Agent such additional evidence that the Issuer or the Issuing Agent, as applicable, may require as to compliance with such available exemption.

With respect to any transfer of interests in a Note described in clause (ii) above at any time, if the Notes is being transferred to a holder described in clause (iii) above, the Issuing Agent will require written certification from the transferee or transferor, as the case may be, (in the form of the Bond Power) to the effect that such transferee is not a U.S. person within the meaning of Rule 902 of Regulation S and that it is acquiring the Note in a transaction or transactions taking place outside the United States in accordance with Regulation S.

(c)           In connection with the issuance of Notes arising from a transfer, the Original Issue Date of the Note shall be the same date as the Original Issue Date of the Note being transferred.

(d)           In connection with any registration of transfer of Notes, the Issuer and the Issuing Agent may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

(e)           Prior to due presentment of a Note for registration of transfer, the Issuer and the Issuing Agent may deem and treat the Registered Holder of any Note as the absolute owner of such Note for the purpose of receiving payment of the principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note or the interest thereon shall be overdue, and neither the Issuer nor the Issuing Agent, except as provided in this Section 12, shall be affected by notice to the contrary.

(f)           Each Note presented for registration of transfer shall be duly endorsed or be accompanied by an appropriate written instrument of transfer.

(g)           Upon surrender for registration of transfer of any Note and satisfaction of the requirements of this Section 12, the Issuing Agent shall complete, authenticate and deliver, in the name of the designated transferee or transferees, one or more new registered Notes of any authorized denominations, of a like aggregate principal amount, bearing a number not contemporaneously outstanding and containing identical terms and provisions.

(h)           Subject to the requirements of Section 12(b) hereof, at the option of any Registered Holder, Notes may be exchanged for other Notes containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Notes to be exchanged to the Issuing Agent, provided that there is no obligation to exchange or register the transfer of any Note during the period of 15 days immediately preceding the date of first giving any notice of redemption of Notes.  Whenever any Notes are so surrendered for exchange, the Issuing Agent shall complete, authenticate and deliver the Notes that the Registered Holder making the exchange is entitled to receive.

SECTION 13.  Mutilated, Destroyed, Lost, or Stolen Notes.  In case any Note shall become mutilated or destroyed, lost or stolen, the Issuer in its discretion may execute and upon its request the Issuing Agent shall complete, authenticate and make available for delivery a Note, having the same terms and provisions and a number not contemporaneously outstanding, payable in the same principal amount, of like tenor, and dated the same Original Issue Date in exchange and substitution for the mutilated Note or in lieu of and substitution for the Note destroyed, lost or stolen.  The applicant for a substituted Note shall furnish to the Issuer and the Issuing Agent such security or indemnity as may be required by them to hold each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Issuing Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.  The Issuing Agent shall complete and authenticate any such substituted Note and deliver the same upon the written request or authorization of any Authorized Representative.  Upon the issuance of any substituted Note, the Issuer and the Issuing Agent may require the Registered Holder of such Note to pay a sum sufficient to cover any fees and expenses associated therewith.  In case any Note which has matured or will mature or will be redeemed within 30 days shall become mutilated or be destroyed, lost or stolen, the Issuer, instead of issuing a substitute Note, may pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note) upon compliance by the Registered Holder with the provisions of this Section, as hereinabove set forth.  The Issuing Agent shall record on the Note Register the cancellation of any original Notes (whether or not physically surrendered to the Issuing Agent) and the reissue of Notes in substitution therefor due to mutilation, destruction, loss or theft.

SECTION 14.  Application of Funds; Return of Unclaimed Funds.  Until used or applied as herein provided, all funds received by the Issuing Agent hereunder shall be held for the purposes for which they were received but need not be segregated from other funds except to the extent required by law.  The Issuing Agent shall be under no liability for interest on any funds received by it hereunder except as otherwise agreed with the Issuer.  Any funds deposited with the Issuing Agent and remaining unclaimed at the end of two years after the date upon which the last payment of the principal of, premium, if any, or interest on any Note to which such deposit relates shall have become due and payable, shall be repaid to the Issuer by the Issuing Agent at the Issuer’s written request, and the Holder of any Note to which such deposit relates entitled to receive payment thereof shall thereafter look only to the Issuer for the payment thereof and all liability of the Issuing Agent with respect to such funds shall thereupon cease.

SECTION 15.  Global Notes.

(a)           If specified in the Issuance Instructions, except as provided in subsections (c) and (g) below, the holder of all of the Notes to be issued pursuant to such Issuance Instructions shall be DTC and such Notes shall be registered in the name of Cede & Co., as nominee for DTC.

(b)           Such Notes shall initially be issued in the form of one or more authenticated, fully registered certificates in the name of Cede & Co. (the “Global Notes”), which shall represent, and shall be denominated in an amount equal to, the aggregate principal amount of such of the Notes as shall be specified therein.  Upon initial issuance, the Initial Purchasers shall deliver the Notes in book-entry form only through the facilities of DTC and its participants, including its participants Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, and the ownership of such Notes shall be registered in the Note Register in the name of Cede & Co., as nominee of DTC.  So long as Notes are evidenced by one or more Global Notes, the Issuing Agent and the Issuer may treat DTC (or its nominee) as the sole and exclusive holder of such Notes registered in its name for the purposes of payment of the principal of, premium, if any, and interest on such Notes or portion thereof to be redeemed, and of giving any notice permitted or required to be given to holders of such Notes and neither the Issuing Agent nor the Issuer shall be affected by any notice to the contrary.  Neither the Issuing Agent nor the Issuer shall have any responsibility or obligation to any of DTC’s participants (each a “Participant”), any person claiming a beneficial ownership in such Notes under or through DTC or any Participant (each a “Beneficial Owner”), or any other person which is not shown on the Note Register as being a holder, with respect to the accuracy of any records maintained by DTC or any Participant; the payment of DTC or any Participant of any amount in respect of the principal of, premium, if any, or interest on such Notes; any notice which is permitted or required to be given to holders of such Notes; the selection by DTC or any Participant of any person to receive payment in the event of a partial redemption of such Notes; any notice which is permitted or required to be given to holders of such Notes; the selection by DTC or any Participant of any person to receive payment in the event of a partial redemption of such Notes; or any consent given or other action taken by DTC as holder of such Notes.  The Issuing Agent shall pay all principal of, premium, if any, and interest on such Notes registered in the name of Cede & Co. only to or “upon the order of” DTC (as that term is used in the Uniform Commercial Code as adopted in New York), and all such payments shall be valid and effective to fully satisfy and discharge the Issuer’s obligations with respect to the principal of, premium, if any, and interest on such Notes to the extent of the sum or sums so paid.  Except as otherwise provided in subsections (c) and (g) of Section 15 below, no person other than DTC shall receive authenticated Note certificates evidencing the obligation of the Issuer to make payments of principal of, premium, if any, and interest on such Notes.  Upon delivery by DTC to the Issuing Agent of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the other provisions of this Agreement with respect to transfers of Notes, the word “Cede & Co.” in this Agreement shall refer to such new nominee of DTC.

(c)           Any Global Note shall be exchangeable for Notes in certificated form registered in the names of Participants and/or Beneficial Owners if, but only if, (i) DTC notifies the Issuer that it is unwilling or unable to continue as depositary for such Notes and a successor depository is not appointed by the Issuer within 90 days of such notice, or (ii) there shall have occurred and be continuing a default or an event that with notice or passage of time, or both, would constitute a default with respect to the Global Notes and the Issuing Agent has received a request from DTC to issue Notes in certificated form.  In any such event, the Issuing Agent shall issue, transfer and exchange Note certificates as requested by DTC in appropriate amounts pursuant to this Agreement.  The Issuer shall pay all costs in connection with the production, execution and delivery of such Note certificates.  If Note certificates are issued, the provisions of this Agreement shall apply to, among other things, the transfer and exchange of such certificates and the method of payment of principal of, premium, if any, and interest on such certificates.

(d)           Notwithstanding any other provision of this Agreement to the contrary, so long as any Notes are evidenced by one or more Global Notes, registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal of, premium, if any, and interest on such Notes and all notices with respect to such Notes shall be made and given, respectively, to DTC as provided in the representation letter relating to the Notes among DTC, the Issuing Agent and the Issuer.  The Issuing Agent is hereby authorized and directed to comply with all terms of the representation letter.

(e)           In connection with any notice or other communication to be provided to the holders of such Notes by the Issuer or the Issuing Agent with respect to any consent or other action to be taken by the holders of such Notes, the Issuer or the Issuing Agent, as the case may be, shall seek to establish a record date for such consent or other action and give DTC notice of such record date not less than 15 calendar days in advance of such record date to the extent possible.  Such notice to DTC shall be given only when DTC is the sole holder of the Notes.

(f)           Neither the Issuer nor the Issuing Agent will have any responsibility or obligations to the Participants or the Beneficial Owners with respect to (i) the accuracy of any records maintained by DTC or any Participant, (ii) the payment by DTC or any Participant of any amount due to any Beneficial Owner in respect of the principal of, premium, if any, or interest on the Notes, (iii) the delivery by DTC or any Participant of any notice to any Beneficial Owner, (iv) the selection of the Beneficial Owners to receive payment in the event of any partial redemption of the Notes, or (v) any consent given or other action taken by DTC as a holder of the Notes.

So long as Cede & Co. is the Registered Holder of the Notes as nominee of DTC, references herein to the Notes or Registered Holders of the Notes shall mean Cede & Co. and shall not mean the Beneficial Owners of the Notes nor DTC Participants.

(g)           No Global Note may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

(h)           Upon the termination of the services of DTC with respect to any Global Note pursuant to subsection (c) of this Section 15 after which no substitute book-entry depository is appointed, such Global Notes shall be registered in whatever name or names holders transferring or exchanging such Global Notes shall designate in accordance with the provisions of this Agreement.

SECTION 16.  Liability.  Neither the Issuing Agent nor its officers or employees shall be liable to the Issuer for any act or omission hereunder except in the case of the Issuing Agent’s negligence or willful misconduct.  The duties and obligations of the Issuing Agent, its officers and employees shall be determined by the express provisions of this Agreement and they shall not be liable except for the performance of such duties and obligations as are specifically set forth herein and no implied covenants shall be read into this Agreement against them. The Issuing Agent may consult with counsel of its selection and shall be fully protected in any action taken in good faith in accordance with the advice of counsel.  Neither the Issuing Agent nor its officers or employees shall be required to ascertain whether any sale of Notes (or any amendment or termination of this Agreement) has been duly authorized (provided that the Issuing Agent in good faith has determined in accordance with Section 3 hereof that the facsimile or manual signature of an Authorized Representative or any person who has been designated by an Authorized Representative in writing to the Issuing Agent resembles the specimen signature filed with the Issuing Agent) or is in compliance with any other agreement to which the Issuer is a party (whether or not the Issuing Agent is also a party to such other agreement).  The Issuing Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

SECTION 17.  Indemnification.  The Issuer agrees to indemnify and hold harmless the Issuing Agent, its directors, officers, employees and agents from and against any and all liabilities (including liability for penalties), losses, claims, damages, actions, suits, judgments, demands, costs and expenses (including reasonable legal fees and expenses of counsel of its selection) relating to or arising out of or in connection with its or their performance under this Agreement, except to the extent that they are caused by the negligence or willful misconduct of the Issuing Agent, its directors, officers, employees or agents; provided, however, that if any such action or suit shall be commenced against, or any such claim or demand be assessed against the Issuing Agent in respect of which the Issuing Agent or any of its directors, officers, employees or agents proposes to demand indemnification, the Issuer shall be notified to that effect with reasonable promptness and shall have the right to assume the entire control of the defense, compromise or settlement thereof, including employment of counsel (provided that the Issuing Agent shall have the right to consent in advance to the counsel so employed, such consent not to be unreasonably withheld, and provided further that the Issuer shall consult in good faith with the Issuing Agent from time to time in connection with such action or suit) and in connection therewith, the Issuing Agent and its directors, officers, employees and agents shall cooperate fully to make available to the Issuer all pertinent information under its and their control.  The foregoing indemnity includes, but is not limited to, any action taken or omitted in good faith within the scope of this Agreement upon telephonic, telecopier or other electronically transmitted instructions, if authorized herein, received from, or reasonably believed by the Issuing Agent in good faith to have been given by, an Authorized Representative.  This indemnity shall survive the resignation or removal of the Issuing Agent and the satisfaction or termination of this Agreement.

SECTION 18.  Electronic System Timesharing.  It is understood that any electronic timesharing services which may be utilized by the Issuer and the Issuing Agent in the issuance of Notes and maintenance of the Note Register may be furnished to the Issuing Agent by a third party provider.  If such third party provider has granted permission to the Issuing Agent to allow its clients to use such timesharing services, and in consideration for such permission, it is understood and agreed that such services will be supplied to such clients “as is”, without warranty by the third party provider or the Issuing Agent, then the Issuer hereby waives any claims it may have against such third party provider.

SECTION 19.  Compensation of the Issuing Agent.  The Issuer agrees to pay the compensation of the Issuing Agent at such rates as shall be agreed upon from time to time in writing and to reimburse the Issuing Agent for its reasonable out-of-pocket expenses (including reasonable legal fees and expenses), disbursements and advances incurred or made in connection with the Issuing Agent’s execution and performance of this Agreement.  The obligations of the Issuer to the Issuing Agent pursuant to this Section shall survive the resignation or removal of the Issuing Agent and the satisfaction or termination of this Agreement.

SECTION 20.  Amendments.

(a)           This Agreement may be amended by any written instrument signed by the parties, so long as such amendment does not adversely affect the rights of the Registered Holders of Notes, as certified in writing by the Issuer to the Issuing Agent.

(b)           The Issuer and the Issuing Agent agree to cooperate to adopt amendments or supplements to this Agreement from time to time to modify the restrictions and procedures for resales and other transfers of the Notes to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally.

SECTION 21.  Removal of Restrictions.  Upon the consent of the Issuer and subject to the Issuer’s right to require an opinion of counsel to the effect that the restrictions are no longer required under the Securities Act and in form acceptable to the Issuer, a Registered Holder may surrender its Note to the Issuing Agent who, upon written instructions of the Issuer, shall issue in exchange for that Note one or more unlegended Notes of any authorized denomination, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.  The Issuing Agent shall not deliver unlegended Notes without the written instructions of the Issuer.

SECTION 22.  Issuer Information.  The Issuer shall provide to any holder of a beneficial interest in any Note or any prospective purchaser of a Note or a beneficial interest therein, upon the request of such holder or prospective purchaser, the information regarding the Issuer required to be prepared by the Issuer pursuant to Rule 144A.

SECTION 23.  Notices.

(a)           All communications by or on behalf of the Issuer relating to the issuance, transfer, exchange or payment of the Notes or interest thereon shall be in writing and directed to the Issuing Agent at its address set forth in subsection (b)(ii) of this Section 23, and the Issuer will send all Notes to be completed, authenticated and delivered by the Issuing Agent to such address (or such other address as the Issuing Agent shall specify in writing to the Issuer).

(b)           Notices and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing, shall be deemed effective when received and shall be addressed as follows, or to such other addresses as the parties hereto shall specify from time to time:

(i)         if to the Issuer:

Enogex LLC
515 Central Park Drive, Suite 110
Oklahoma City, Oklahoma 73105
Attention:   Chief Financial Officer
Telephone:  (405) 525-7788
Facsimile:  (405) 525-5258

With a copy to:

Jones Day
77 West Wacker Drive
Chicago, Illinois  60601
Attention: Robert J. Joseph, Esq.
Telephone:  (312) 782-3939
Facsimile:  (312) 782-8585

(ii)	if to the Issuing Agent:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, Missouri 64106
Attention: Corporate Trust Department
Telephone: (816) 860-3020
Telefax: (816) 860-3029

SECTION 24.  Resignation or Removal of Issuing Agent.  The Issuing Agent may at any time resign as such agent by giving written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall be not less than thirty days after the giving of such notice by the Issuing Agent to the Issuer.  The Issuing Agent may be removed at any time by the filing with it of an instrument in writing signed by a duly authorized officer of the Issuer and specifying such removal and the date upon which it is intended to become effective, which date shall not be less than 30 days from the date that notice is received.  Such resignation or removal shall take effect on the date of the appointment by the Issuer of a successor Issuing Agent and the acceptance of such appointment by such successor Issuing Agent.  In the event of resignation by the Issuing Agent or removal by the Issuer, if a successor agent has not been appointed by the date as of which the resignation or removal of the Issuing Agent is to be effective, as set forth in the resignation notice of the Issuing Agent referred to above, the Issuing Agent may, at the expense of the Issuer, petition any court of competent jurisdiction for appointment of a successor Issuing Agent.

SECTION 25.  Cancellation of Unissued Notes.  Upon the written request of the Issuer, the Issuing Agent shall cancel and return to the Issuer all unissued Notes in its possession at the time of such request; provided, however, that the Issuing Agent shall not be required to destroy cancelled Notes.

SECTION 26.  Benefit of Agreement.  This Agreement is solely for the benefit of the parties hereto, their successors and assigns and the Registered Holders of Notes and no other person shall acquire or have any right under or by virtue of this Agreement.

SECTION 27.  Notes Held by the Issuing Agent.  The Issuing Agent, in its individual or other capacity, may become the owner or pledgee of the Notes with the same rights it would have if it were not acting as issuing and paying agent hereunder.

SECTION 28.  Governing Law.  This Agreement is to be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to principles of conflicts of laws.

SECTION 29.  Counterparts.  This Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each such counterpart, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, all as of the day and year first above written.

ENOGEX LLC

By:	/s/ Sean Trauschke
Name:	Sean Trauschke
Title:	Vice President and Chief Financial Officer

UMB BANK, N.A.

By:	/s/ Anthony P. Hawkins
Name:	Anthony P. Hawkins
Title:	Vice President

[Signature Page to Issuing and Paying Agency Agreement]

EXHIBIT A—FORM OF 6.25% SENIOR NOTE DUE 2020

[FACE OF NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF OF A BENEFICIAL INTEREST HEREIN:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; AND

(2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D)  PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND SUBJECT TO THE ISSUER’S AND THE ISSUING AND PAYING AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (B), (C) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

[IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE, EACH HOLDER HEREOF AND EACH SUBSEQUENT TRANSFEREE IS DEEMED TO REPRESENT AND WARRANT THAT (1)(A) IT IS NOT

(I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO PART 4 OF SUBTITLE B OF TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) A PLAN TO WHICH SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) APPLIES, (III) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE ASSETS OF A PLAN DESCRIBED IN (A) OR (B) BY REASON OF THE PLAN’S INVESTMENT IN THE ENTITY (EACH OF (I), (II) AND (III), A “BENEFIT PLAN INVESTOR”), (IV) A GOVERNMENTAL PLAN AS DEFINED IN SECTION 3(32) OF ERISA (“GOVERNMENTAL PLAN”), (V) A CHURCH PLAN AS DEFINED IN SECTION 3(33) OF ERISA THAT HAS NOT MADE AN ELECTION UNDER SECTION 410(d) OF THE CODE (“CHURCH PLAN”) OR (VI) A NON-U.S. PLAN, (B) IT IS A BENEFIT PLAN INVESTOR AND ITS PURCHASE AND HOLDING OF THE NOTE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, OR (C)(I) IT IS A GOVERNMENTAL PLAN, A CHURCH PLAN OR A NON-U.S. PLAN AND (II) ITS PURCHASE AND HOLDING OF THE NOTE IS NOT SUBJECT TO (a) ERISA, (b) SECTION 4975 OF THE CODE OR (c) ANY OTHER FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT PROHIBITS, OR IMPOSES AN EXCISE OR PENALTY TAX ON, THE PURCHASE OR HOLDING OF THE NOTE; AND (2) EACH HOLDER AND SUBSEQUENT TRANSFEREE WILL PROMPTLY NOTIFY THE ISSUER AND THE ISSUING AND PAYING AGENT IF, AT ANY TIME, IT IS NO LONGER ABLE TO MAKE THE REPRESENTATIONS CONTAINED IN CLAUSE (1) ABOVE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

6.25% SENIOR NOTE DUE 2020

CUSIP/ISIN:                                                                      NUMBER:
[29348QAB8/US29348QAB86]                                       [                ]
[U29293AB0/USU29293AB05]

ORIGINAL ISSUE DATE(S):                                           PRINCIPAL AMOUNT(S):
November 16, 2009                                                           $[                ]

INTEREST RATE:                                                             STATED MATURITY DATE:
6.25%                                                                                March 15, 2020

INTEREST PAYMENT DATE(S):                                    RECORD DATE:
March 15 and September 15, commencing                           Fifteenth day preceding the applicable Interest Payment
March 15, 2010                                                                  Date

DEFAULT RATE:
8.25%

Enogex LLC (the “Company”, which term includes any successor entity), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $[                ] on the Stated Maturity Date

specified above (or any prior date, including a Redemption Date (as defined on the reverse hereof), on which the principal, or an installment of principal, of this Note becomes due and payable, whether by the declaration of acceleration, call for redemption at the option of the Company or otherwise (the Stated Maturity Date or such prior date, as the case may be, is referred to herein as the “Maturity Date” with respect to the principal repayable on such date)) and to pay interest thereon, at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum specified above on any overdue principal, premium and/or interest.  The Company will pay interest in arrears on each Interest Payment Date specified above (each, an “Interest Payment Date”), commencing March 15, 2010, and on the Maturity Date.  Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for with respect to this Note) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an “Interest Period”).  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Senior Notes as defined on the reverse hereof) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the “Record Date”); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable.  Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the holder on any Record Date, and shall be paid to the person in whose name this Note is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Issuing and Paying Agent hereinafter referred to, notice whereof shall be given to the holder of this Note by the Issuing and Paying Agent not less than 10 calendar days prior to such Special Record Date.

Payment of principal of, and premium, if any, and interest on this Note if in the form of one or more Global Notes (as defined on the reverse hereof) will be made by the Company through the Issuing and Paying Agent (as defined on the reverse hereof) to the Depository.  Interest on this Note if in the form of a certificated security will be paid by check mailed to the holder at that holder’s address as it appears in the register for the Senior Notes (as defined on the reverse hereof) maintained by the Issuing and Paying Agent; however, a holder of $10,000,000 or more of Senior Notes will be entitled to receive payments of interest by wire transfer to a bank within the continental United States, if appropriate wire transfer instructions have been received by the Issuing and Paying Agent on or prior to the applicable Record Date.  Such wire instructions, upon receipt by the Issuing and Paying Agent, shall remain in effect until revoked by such holder.  The principal, interest at maturity and premium, if any, on this Note if in the form of a certificated security will be payable in immediately available funds at the office of the Issuing and Paying Agent upon presentation of this Note.  If required by law, the Issuing and Paying Agent will withhold any taxes or other governmental charges on any payment made in connection with this Note.

If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

As used herein, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or executive order to close in New York, New York.

The Company is obligated to make payment of principal, premium, if any, and interest in respect of this Note in U.S. dollars.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall have the same force and effect as if set forth on the face hereof.

IN WITNESS WHEREOF, Enogex LLC has caused this Note to be executed.
ENOGEX LLC

By:
Name:
Title:

Countersigned for Authentication only
on .

UMB Bank, N.A.,
as Issuing and Paying Agent

By:
Name:
Title:	Authorized Signatory

This Note is not valid for any purpose unless countersigned by UMB Bank, N.A., as Issuing and Paying Agent.

[REVERSE OF NOTE]

ENOGEX LLC

6.25% SENIOR NOTE DUE 2020

This Note is one of a duly authorized series of Senior Notes of the Company, designated as 6.25% Senior Notes due 2020 (the “Senior Notes”) issued and to be issued under an Issuing and Paying Agency Agreement, dated as of November 15, 2009 (as amended, modified or supplemented from time to time, the “Issuing and Paying Agency Agreement”), between the Company and UMB Bank, N.A., as Issuing and Paying Agent (the “Issuing and Paying Agent”, which term includes any successor issuing and paying agent under the Issuing and Paying Agency Agreement), to which the Issuing and Paying Agency Agreement and all agreements supplemental thereto reference is hereby made for a statement of the respective rights, duties and obligations thereunder of the Company, the Issuing and Paying Agent and the holders of the Senior Notes, and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.  All terms used but not otherwise defined in this Note shall have the meanings assigned to such terms in the Issuing and Paying Agency Agreement.

This Note, and any Senior Note or Notes issued upon transfer hereof, is issuable only in fully registered form (a “Global Note”), without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof (an “Authorized Denomination”).  The Issuing and Paying Agent has been appointed registrar for the Senior Notes, and the Company will cause the Issuing and Paying Agent to maintain at its office (or drop agent) in The City of New York a register for the registration and transfer of Senior Notes. This Note may be transferred at the aforesaid office of the Issuing and Paying Agent by surrendering this Note for cancellation, duly endorsed or accompanied by a written instrument of transfer in form approved by the Issuing and Paying Agent and duly executed by the registered holder hereof in person or by the holder’s attorney duly authorized in writing, and thereupon the Issuing and Paying Agent will issue in the name of the transferee or transferees, in exchange herefor, a new Senior Note or Notes having identical terms and provisions and having a like aggregate principal amount in Authorized Denominations, subject to the terms and conditions set forth herein and in the Issuing and Paying Agency Agreement, without charge except for any tax or other governmental charge imposed in relation thereto. The Issuing and Paying Agent is not required to exchange or register the transfer of any Senior Note during the period of 15 days immediately preceding the date of first giving any notice of redemption or after such Note has been selected for redemption.

This Note is not subject to any sinking fund.

This Note will be subject to redemption at the option of the Company at any time or in part from time to time, at the Company’s option, at a redemption price (the “Redemption Price”) equal to the greater of:

●	100% of the principal amount of the Note to be redeemed; or

●
the sum of the present values of the remaining scheduled payments of principal and interest on the Note to be redeemed (not including any portion of such payments of interest accrued to the date of redemption (the “Redemption Date”)) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points;

plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date:

●
the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

●
if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Treasury Rate will be calculated on the third business day preceding the Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Senior Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes.

“Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means J.P. Morgan Securities Inc., Mitsubishi UFJ Securities (USA), Inc., Wells Fargo Securities, LLC, or another independent investment banking institution of national standing appointed by us.

“Reference Treasury Dealer” means (1) J.P. Morgan Securities Inc. or its successor and a primary U.S. government securities dealer in the United States (a “primary treasury dealer”) selected by each of Mitsubishi UFJ Securities (USA), Inc. and Wells Fargo Securities, LLC, or their respective successors, provided, however, that if any of the foregoing ceases to be a primary treasury dealer, we will substitute therefor another primary treasury dealer and (2) any other primary treasury dealer selected by us after consultation with the Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

The Company will mail a notice of redemption to each holder of the Senior Notes by first-class mail at least 30 and not more than 60 days prior to the Redemption Date. Unless the Company defaults on the payment of the Redemption Price, interest will cease to accrue on the Senior Notes or portions thereof called for redemption. If fewer than all of the Senior Notes are to be redeemed, the Issuing and Paying Agent will select, not more than 60 days prior to the Redemption Date, the particular Senior Notes or portions thereof for redemption from the outstanding Senior Notes not previously called by such method as the Issuing and Paying Agent deems fair and appropriate.

If at the time of mailing the notice of redemption, the Company has not irrevocably directed the Issuing and Paying Agent to redeem the Senior Notes called for redemption, the notice may state that the redemption is subject to the receipt of the redemption moneys by the Issuing and Paying Agent on or prior to the Redemption Date and that the notice will be of no effect unless such moneys are received on or prior to such Redemption Date.

Liens. The Company will not, and will not permit any Subsidiary (as hereinafter defined) to, pledge or otherwise subject to any lien any of its property or assets (whether now or hereafter acquired and whether tangible or intangible) unless the Senior Notes are secured by such pledge or lien equally and ratably with all other obligations and indebtedness secured thereby so long as such other obligations and indebtedness shall be so secured.

The agreement of the Company contained in this paragraph does not apply to “Permitted Encumbrances.” Permitted Encumbrances means:

(1)           any lien on any asset securing indebtedness, including a capital lease, incurred or assumed for the purpose of financing all or any part of the cost of acquiring, repairing, constructing or improving such asset; provided that such lien attaches to such asset concurrently with or within 12 months after the acquisition thereof or the completion of the repair, construction or improvement thereof (including, without limitation, liens in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or for the benefit of holders of securities issued by any such entity to finance any of the foregoing).

(2)           any lien on any asset of any person existing at the time such person is merged or consolidated with or into the Company or any of its Subsidiaries and not created in contemplation of such event.

(3)           any lien existing on any asset prior to the acquisition thereof by the Company or any of its Subsidiaries and not created in contemplation of such acquisition.

(4)           any lien arising out of the refinancing, extension, renewal or refunding of any debt secured by any lien permitted by any of the foregoing clauses or clauses (14), (15) or (19); provided that such debt is not increased and is not secured by any additional assets.

(5)           liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with generally accepted accounting principles (“GAAP”).

(6)           statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen, and interest owners of oil and gas production and other liens imposed by law, created in the ordinary course of business and for amounts not past due for more than 60 days or which are being contested in good faith by appropriate proceedings, properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP.

(7)           liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with pension or retirement plans, workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the prepayment of debt), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts.

(8)           easements (including, without limitation, reciprocal easement agreements and utility agreements), rights of way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of real property.

(9)           attachment, judgment and other similar liens arising in connection with court proceedings, provided the execution or other enforcement of such liens is effectively stayed and the claims secured thereby are being contested in good faith in such a manner that the property subject to such liens is not subject to forfeiture.

(10)           liens on deposits required by any person with whom the Company or any of its Subsidiaries enters into Swap Agreements or any credit support therefor, in each case, in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated.

(11)            liens, including liens imposed by environmental laws, arising in the ordinary course of its business that (i) do not secure indebtedness, (ii) do not secure obligations in an aggregate amount exceeding $40,000,000 at any time, and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business.

(12)            deposits securing liability to insurance carriers under insurance or self-insurance arrangements.

(13)           liens securing indebtedness of a Subsidiary to the Company or another Subsidiary.

(14)           liens created or assumed by a Subsidiary on any contract for the permitted sale of any product or service or any proceeds therefrom (including accounts and other receivables).

(15)           liens created by a Subsidiary on advance payment obligations by such Subsidiary to secure indebtedness incurred to finance advances for oil, gas hydrocarbon and other mineral exploration and development.

(16)           liens securing obligations, neither assumed by the Company or any Subsidiary nor on account of which the Company or any Subsidiary customarily pays interest, upon real estate or under which the Company or any Subsidiary has a right-of-way, easement, franchise or other servitude or of which the Company or any Subsidiary is the lessee of the whole thereof or any interest therein for the purpose of locating pipe lines, substations, measuring stations, tanks, pumping or delivery equipment or similar equipment.

(17)           liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a depository institution and liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon.

(18)           liens granted to the administrative agent for the benefit of the lenders under the Company’s revolving credit facility in respect of cash collateral for letters of credit issued under the facility.

(19)           liens existing on the date of the Issuing and Paying Agency Agreement.

(20)           liens arising in connection with a receivables securitization program securing indebtedness in an aggregate amount not to exceed at any one time outstanding 5% of Consolidated Tangible Net Assets.

(21)           liens incurred in the ordinary course of business in connection with leases and subleases of real property owned or leased by the Company or any Subsidiary and not interfering with the ordinary conduct of the business of the Company and the Subsidiaries.

(22)           other liens securing indebtedness in an aggregate amount not to exceed at any one time outstanding 15% of Consolidated Tangible Net Assets.

“Consolidated Tangible Net Assets” means, as of any date of determination, the total amount of consolidated assets of the Company and its Subsidiaries minus: (1) all current liabilities (excluding (a) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and (b) current maturities of long-term debt) and (2) the value (net of any applicable reserves and accumulated amortization) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Company and its Subsidiaries for the most recently completed fiscal quarter or year, as applicable, prepared in accordance with GAAP.

“Subsidiary” means any corporation or other entity of which the Company and/or any other Subsidiary (within the meaning of this definition) owns (whether directly or indirectly) securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions.

“Swap Agreement” means any agreement with respect to any swap, forward, future or other derivative transaction or option or similar agreement entered into by the Company or any Subsidiary in order to provide protection to the Company and/or a Subsidiary against fluctuations in future interest rates, currency exchange rates or commodity prices.

Sale and Leaseback. The Company will not, and will not permit any Subsidiary to, enter into any agreement providing for the leasing by the Company or such Subsidiary of all or substantially all of the property of the Company or such Subsidiary, which property has been or is to be sold or transferred by the Company or such Subsidiary to the lessor thereof, or which is substantially similar in purpose to property so sold.

Merger, Consolidation, Etc. The Company shall not consolidate with or merge into any other entity or convey or transfer all or substantially all of its properties and assets as an entirety to any person, unless:

(1)           the entity formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (the “Successor Entity”) and shall expressly assume, by amendment to the Issuing and Paying Agency Agreement signed by the Company and such Successor Entity and delivered to the Issuing and Paying Agent, the due and punctual payment of the principal of, premium, if any, and interest on all the Senior Notes and the performance or observance of every covenant hereof and of the Issuing and Paying Agency Agreement on the part of the Company to be performed or observed; and

(2)           the Company shall have delivered to the Issuing and Paying Agent a certificate signed by an executive officer of the Company and a written opinion of counsel satisfactory to the Issuing and Paying Agent, each stating that such transaction and such amendment to the Issuing and Paying Agency Agreement comply with this paragraph and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon any such consolidation or merger, or any conveyance or transfer of all or substantially all of the properties and assets of the Company as an entirety in accordance with this paragraph, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Issuing and Paying Agency Agreement and the Senior Notes with the same effect as if the Successor Entity had been named as the Company therein and thereafter the Company shall be released from its liability as obligor on any of the Senior Notes and under the Issuing and Paying Agency Agreement.

For purposes of the foregoing, “all or substantially all of its properties and assets” shall mean 50% or more of the total assets of the Company as shown on the consolidated balance sheet of the Company as of the end of the calendar year immediately preceding the day of the year in which such determination is made. Further, nothing in the Issuing and Paying Agency Agreement prevents or hinders the Company from selling, transferring or otherwise disposing during any calendar year (in one transaction or a series of transactions) less than 50% of the amount of its total assets as shown on the consolidated balance sheet of the Company as of the end of the immediately preceding calendar year.

Events of Default. The registered holder of this Note may, by notice in writing to the Company, declare the principal of this Note to be, and the same shall thereupon become, forthwith due and payable, together with interest accrued thereon, upon the occurrence and continuation of one or more of the following events of default:

(1)           default in the payment of any interest on this Note when due or in the payment of any interest on any other Senior Note when due, which default continues and remains unremedied for at least 30 calendar days;

(2)           default in the payment of principal or redemption price, as the case may be, on this Note or on any other Senior Note when due on the Maturity Date;

(3)           a judgment, decree or order by a court having jurisdiction shall have been entered adjudicating the Company or any Significant Subsidiary (which term for purposes of this Note shall mean any subsidiary of the Company that would, under the standards set forth in Rule 405 of Regulation C under the Securities Act be a “Significant Subsidiary” as defined therein) bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any Significant Subsidiary under the United States Bankruptcy Code or any other similar applicable Federal or state law, and such judgment, decree or order shall not have been vacated or set aside or stayed within 60 days of its entry; or a judgment, decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of any Significant Subsidiary or of the whole or any substantial part of the property of any thereof, or for the winding up or liquidation of the affairs of any thereof, shall have been entered, and such judgment, decree or order shall not have been vacated or set aside or stayed within 60 days of its entry;

(4)           the Company or any Significant Subsidiary shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the United States Bankruptcy Code or any other similar applicable Federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of the whole or any substantial part of U.S. property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

(5)           the Company shall fail to perform or observe any other term, covenant or agreement contained in this Note to be performed or observed by it, and any such failure shall continue and remain unremedied for at least 30 calendar days after notice has been given in writing to the Company by the holder hereof, or

(6)           the Company or any Subsidiary shall default in the payment when due (subject to any applicable grace period) whether at stated maturity or otherwise, of any principal of or interest on (howsoever designated) any indebtedness for borrowed money of, or guaranteed by, the Company or any Subsidiary (except any such indebtedness of any Subsidiary to the Company or to any other such Subsidiary), whether such indebtedness now exists or shall hereafter be created if the aggregate principal amount of all such indebtedness as to which such default has occurred equals or exceeds $40,000,000.

Defeasance. If, at or prior to the maturity of this Note, the Company shall deposit with the Issuing and Paying Agent, in trust for the benefit of the holder hereof, either:

(1)           cash sufficient to pay the principal of and premium, if any, and interest on this Note as and when the same become due and payable, including upon redemption prior to maturity, or

(2)           such amount of U.S. Government Securities (which term shall mean, for the purposes of this Note, direct obligations of the United States of America to pay principal which obligations are not callable at the issuer’s option, or direct obligations of the United States of America to pay interest, in each case for the payment of which the full faith and credit of the United States of America is pledged) as will together with the income to accrue thereon without consideration of any reinvestment thereof be sufficient to pay the principal of and premium, if any, and interest on this Note as and when the same become due and payable, including upon redemption prior to maturity, then in such case, the Company shall be deemed to have satisfied and discharged this Note, provided that if this Note is to be redeemed prior to maturity, this Note will not be deemed satisfied and discharged until such Note has been irrevocably called or designated for redemption on a date when this Note may be called for redemption and proper notice of redemption has been given as provided herein or the Company has given the Issuing and Paying Agent irrevocable instructions to give such notice of redemption.

No provision of this Note or of the Issuing and Paying Agency Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate of formula, and In the coin or currency, herein prescribed.

Prior to due presentment of this Note for registration of transfer, the Company, the Issuing and Paying Agent and any agent of the Company or the Issuing and Paying Agent may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Issuing and Paying Agent nor any such agent shall be affected by notice to the contrary.

Any action by the holder of this Note shall bind all future holders of this Note, and of any Note issued in substitution herefor or in place hereof, in respect of anything done or permitted by the Company or the Issuing and Paying Agent in pursuance of such action.

So long as this Note shall be outstanding, the Company will maintain an office or agency for the payment of the principal of, premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration and transfer as aforesaid of the Senior Notes. The Company may designate other agencies for the payment of said principal, premium, if any, and interest at such place or places (subject to applicable laws and regulations) as the Company may decide. So long as there shall be an Issuing and Paying Agent, the Company shall keep the Issuing and Paying Agent advised of the names and locations of such agencies, if any agency is so designated.

Any moneys deposited with the Issuing and Paying Agent for the payment of the principal of, premium, if any, or interest on any Senior Notes, and remaining unclaimed at the end of two years after the last of such principal or interest shall have become due and payable (whether at maturity or otherwise), shall then be repaid to the Company and upon such repayment all liability of the Issuing and Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation which the Company may have to pay the principal of, premium, if any, or interest on this Note as the same shall become due.

The Issuing and Paying Agency Agreement and this Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State, without regard to principles of conflicts of laws.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-	as tenants in common	UNIF GIFT
		MIN ACT-		Custodian
			(Cust)		(Minor)

TEN ENT-	as tenants by the entireties	Under Uniform Gifts to Minors Act

JT ENT-	as joint tenants with right of
survivorship and not as tenants
in common
State

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell (s),
Assign (s) and transfer (s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address
including postal zip code of assignee

the within Note and all rights thereunder hereby
irrevocably constituting and appointing attorney to
transfer said Note on the books of the Issuing and Paying
Agent, with full power of substitution in the premises.

Dated

NOTICE: The signature to this assignment must
correspond with the name as written upon the face of the
within instrument in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed By:

(Name of Eligible Guarantor Institution as
defined by SEC Rule 17 Ad-15 (17 CFR 240.17
Ad-15))

By:
Name
Title:

EXHIBIT B—FORM OF BOND POWER

[Form of Bond Power]

FOR VALUE RECEIVED the undersigned Registered Holder(s) hereby sell(s), assign(s) and transfer(s) unto

(please print or typewrite name, address, including postal zip code, and Taxpayer identification number of assignee) the attached Note and all rights thereunder, hereby irrevocably constituting and appointing ___________________________ attorney to transfer said Note on the books of the issuer with full power of substitution in the premises.

In connection with any transfer of the attached Note of Enogex LLC (the “Company”), the undersigned confirms that without utilizing any general solicitation or general advertising:

[Check One]

☐	(a)
The Note is being transferred by the undersigned to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) acting for its own account or for the account of another “qualified institutional buyer” in reliance upon the exemption from the registration provisions of Section 5 of the Securities Act provided by Rule 144A thereunder.

or

☐	(b)
The Note is being transferred by the undersigned to a person who is not a “U.S. person” (as defined in Rule 902 of Regulation S under the Securities Act (“Regulation S”)) in a transaction or transactions taking place outside the United States in accordance with Regulation S.

or

☐	(c)	The Note is being transferred pursuant by the undersigned in reliance upon the exemption from the registration provisions of Section 5 of the Securities Act provided by .	.

The undersigned also confirms that it did not purchase the Note as part of the initial distribution thereof and that the transfer is being effected pursuant to and in accordance with an exemption from registration under the Securities Act.

The Issuing and Paying Agent will not register the Note in the name of any person other than the Registered Holder(s) thereof unless (1) one of the foregoing boxes is checked and (2) the other conditions to any such transfer of registration set forth on the face of the Note and in Section 12 of the Issuing and Paying Agency Agreement shall have been satisfied.

Dated:	By:
NOTICE: The signature of the Registered Holder(s) to this assignment must correspond with the name as written upon the face of the attached Note.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:

The undersigned represents and warrants that it is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) and that it is acquiring the Note for its own account or for accounts for which it exercised sole investment discretion and that, if applicable, each account is a “qualified institutional buyer.”  The undersigned acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the Registered Holder(s) is relying upon the foregoing representations in order to claim the exemption from the registration provisions of Section 5 of the Securities Act provided by Rule 144A.  The undersigned acknowledges that the Note cannot be resold unless registered under the Securities Act or pursuant to an exemption from registration under the Securities Act.

(Name of Transferee)

Dated:	By:
NOTICE: To be executed by an executive
officer.

B-2

TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED:

The undersigned represents and warrants that it is not a “U.S. person” (as defined in Rule 902 of Regulation S under the Securities Act) and that it is acquiring the Note in a transaction or transactions taking place outside the United States in accordance with Regulation S.  The undersigned acknowledges that the Note cannot be resold unless registered under the Securities Act or pursuant to an exemption from registration under the Securities Act.

(Name of Transferee)

Dated:	By:
NOTICE: To be executed by an executive
officer.

B-3